Project Order #1

Statement of Work #1.22

Submitted by

Extranome, Inc.
253 Warren Avenue
Fort Lee, NJ 07024
Phone: 201 969-1651
Fax: 201 969-1651

July 1, 2010

Baeta Corp – Project Order #1 Statement Of Work

Table of Contents

1	Statement of Work	3
2	Scope of work	3
3	Expectations from Vendor	5
4	Expectations from Client	6
5	Intellectual Property	6
6	Change Management	6
7	Plan and Schedule	7
8	Pricing	7
9	Terms and Conditions	7
10	Support Files

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

1  Statement of Work

This Statement of Work for Project Order #1 (“Project Order #1”) is made and entered into as of this 1st day of November 2008 (the “Effective Date”), by and between Extranome Inc. (hereinafter referred to as "Vendor"), and Baeta Corp, (hereinafter referred to as “Client”) (collectively, the “Parties”). This Project Order #1 is governed by the terms and conditions set forth herein and in the Agreement # soft.2/11012008 from November 1, 2008.  In the event of a conflict between the Agreement # soft.2/11012008 from November 1, 2008 and this Project Order #1, the terms and conditions of this Project Order #1 shall prevail.

2  Scope of work

The scope of work is defined in the separate Software Requirements Specifications (SRS), technical part defined as part of design documentation (DD) and all time lines and milestones are defined by LOE and Project Plans per agreed scope of work.

Actual tasks completed in June 2010:

MyHealthTrends for Weight Control and MyHealthTrends for Pain (98%)

Quality Assurance efforts

Following releases have been tested:

MyHealthTrends for Pain
Server S/W v3.1.31, Client S/W v3.1.6.26 in QA environment
MyHealthTrends for Weight Control
Server S/W v3.1.31, Client S/W v3.1.6.26 in QA environment

New bugs opened in May 2010:

3853 [SEC] enh Do not display a tooltip "Online Service is unavailable" for end user
3854 [SEC] nor The IprService flops fishily
3971 [SEC] nor [MP] Error during upgrading patient software
3973 [SEC] min [MP] Wrong warning message when user save incorrect profile data
3976 [SEC] nor [MP] Data in offline report and web report is not identical
3977 [SEC] tri [MP] Only first name is presented in "Owner" field on web site
3983 [SEC] min Report is opened after patient was deleting from census
3988 [SEC] tri [MP] Incorrect data in Email field while registering patient's device
3991 [SEC] nor Error occurred if WCO and MPA installed in one folder
3993 [SEC] nor Entered password is not saved when Practitioner create new Patient account
3995 [SEC] nor [WC] "Last Name" field is not marked as required in application
3996 [SEC] nor "Print" button in offline reports is disable
Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

3998 [SEC] nor [WC] Incorrect data is presented in reports for specific user
4000 [SEC] maj [WCO] Incorrect data uploaded from device
4003 [SEC] tri "Craving Data Input" information is not presented if incorrect data was entered
4005 [SEC] tri User unable to view full Cravings Data if it is too long
4008 [SEC] tri [WC] My Census tab is not opened after creating new Patient
4009 [SEC] nor [WCO] Patient's device is not detected when internet connection is offline
4014 [SEC] min [MP] Telemetric report looks wrong after changing time zone
4017 [SEC] nor [MP] Data is not uploaded to offline report
4021 [SEC] enh P1 [MP] Limitation for "Scope of Practice" field

Development efforts of maintenance the current SW

Have been resolved following bugs or implemented enhancements:

3853 [SEC] enh Do not display a tooltip "Online Service is unavailable" for end user
3854 [SEC] nor The IprService flops fishily
3973 [SEC] min [MP] Wrong warning message when user save incorrect profile data
3976 [SEC] nor [MP] Data in offline report and web report is not identical
3977 [SEC] tri [MP] Only first name is presented in "Owner" field on web site
3983 [SEC] min Report is opened after patient was deleting from census
3988 [SEC] tri [MP] Incorrect data in Email field while registering patient's device
3991 [SEC] nor Error occurred if WCO and MPA installed in one folder
3993 [SEC] nor Entered password is not saved when Practitioner create new Patient account
3995 [SEC] nor [WC] "Last Name" field is not marked as required in application
3996 [SEC] nor "Print" button in offline reports is disable
4005 [SEC] tri User unable to view full Cravings Data if it is too long
4008 [SEC] tri [WC] My Census tab is not opened after creating new Patient
4009 [SEC] nor [WCO] Patient's device is not detected when internet connection is offline
4014 [SEC] min [MP] Telemetric report looks wrong after changing time zone
4017 [SEC] nor [MP] Data is not uploaded to offline report
4021 [SEC] enh [MP] Limitation for "Scope of Practice" field

SW enhancements which are not related to current SW

Firmware v 3.1.4 has been tested.
Completed development of PC Software to program naked devices v3.1at manufacture time and passed to Customer.
Continued coding a FW v5.1.

ITOPS efforts [SEC]

IT maintenance for PROD and QA environments performed.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

Baeta Marketing Pages Repository (1%)

ITOPS efforts

IT maintenance for PROD and QA environments performed.

MyHealthID (1%)

ITOPS efforts

IT maintenance for PROD and QA environments performed.

Tasks planned to be performed in July 2010

ITOPS maintenance

Perform IT maintenance for products “MHT for Pain”, “MHT for Weight Control”, “MyHealthID”, “Baeta Marketing Pages Repository”, hosted in QA and PROD environment.

“MyHealthTrends for Weight Control” and “MyHealthTrends for Pain”

Complete release for Server S/W v3.1.32 and Client S/W v3.1.6.27 which will include the fixes for bugs were fixed in June 2010 for both products and pass it in QA and PROD environment.

Continue bug fixing for bugs still not resolved in previous builds and for new bugs if they be revealed during QA phase.

Perform QA for new releases.

Tasks for “Scope 11 – HHC v5.1”:
Complete firmware HHC v5.1.1 which will allow accumulate and upload raw acceleration data into PC and support second events.
Complete PC Software to analyze raw acceleration data.

Start a “Scope 13 – Merge Patient and Practitioner PC SW”

3 Expectations from Vendor

1.	All Vendor personnel will be provided with a computer having a configuration adequate to perform their respective tasks.

2.	Vendor will furnish weekly status reports. These reports will be based on the tasks assigned to and performed by them.

3.
Vendor will bring to the notice of Client any issue, technical or otherwise that may be a potential risk to the task to be performed and will keep Client informed of the remediation steps taken to mitigate such risks.

4.	Vendor’s team will interact closely with the Client at all stages of the Project.

5.	Vendor will recommend changes to the environment, including the use of newer releases of the system and framework software, if it can justify that such changes will result in a better end product.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

6.	Vendor will ensure that the work they do can be verified and audited.

7.	Vendor will provide all required environment for the work and support by IT&S team for smooth development as needed unless dedicated resources required.

4 Expectations from Client

1.	Client will determine the prioritization of the tasks to be performed.

2.	Client will provide all assistance required in the understanding of the scope during the entire length of the Project.

3.
Client will cover, after mutual agreement, all costs for specific software, systems, machines, technologies and licenses which are not part of standard development tools and technologies and specific to Baeta Corp. work.

4.	Client will cover all travel related expenses and travel allowance at actual costs if this is required and approved by Baeta Corp.

5  Intellectual Property

Intellectual Property of all work undertaken on behalf of Client shall vest with Baeta Corp.

6  Change Management

Once a design document has been approved by Client, all changes in the scope of work will have to be approved by both parties after due consideration to the impact that it may have on the schedule and effort. Such changes may result in the financial considerations for the Project to be revised.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

7  Plan and Schedule

The plan for developing of the application as stated in the section Scope of Work is as follows:

1.	Extranome, Inc. will have assigned software engineers and designers for the projects personnel at their own premises.

2.	All work will be performed based on separate Software Requirements Specifications and Project Plans.

8  Pricing

The statement of work performs as time and materials (T&M) agreement with initial team of:

•	1 Project Manager

•	1 Technical Lead / Senior Software Developer

•	1 Graphic Designer

•	2 Software Engineers

The cost of initial team is $30,000 per month. The costs covers costs of labor, base work environment and license costs. All specific to the project licenses, machines, parts or equipment are additional to this cost.

Any additional resources are subject to a separate agreement or $50 per hour with prior agreement by the Client.

9  Terms and Conditions

The work is based on 40 hours week, 12 months a year excluding official holidays and vacations, from 9:00am EST to 5:00pm EST schedule. All vacation and holidays will be communicated to the Client in advance and if this is required - Vendor will provide adequate replacement during the member(s) leave of absence.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

/s/ LEONID PUSHKANTSER	/s/ ALEXANDER GAK, MD

By: /s/	By: /s/
Baeta Corp.	Extranome, Inc

Len Pushkanster Baeta Corp. 1 Bridge Plaza Suite 275 Fort Lee, NJ 07024 Phone: 201.471.0988	Alexander Gak Extranome, Inc. 253 Warren Av Fort Lee, NJ 07024 Phone: 201.969.1651

Extranime, Inc Proprietary – Confidential